EXHIBIT 10.2

NOTE:                 CERTAIN PORTIONS OF THE EXHIBITS TO THIS LETTER AGREEMENT, WHICH ARE IDENTIFIED BY THE SYMBOL “[*                     *]”, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

[GLAXO HEADER]

June 11, 2003

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, NC 27517

Subject: Initial Development Plan and Strategic Plan

We refer to that certain Product Development and Commercialization Agreement, dated as of the date hereof (the “Agreement”), by and between POZEN INC., a Delaware corporation (“POZEN”), and Glaxo Group Ltd., a corporation organized under the laws of England, doing business as GlaxoSmithKline (“GSK”). Capitalized terms used but not otherwise defined herein will have the meanings assigned to such terms in the Agreement. In connection with the execution and delivery of the Agreement and the consideration set forth therein, POZEN and GSK hereby enter into this Letter Agreement and agree as follows:

1. Delivery of Initial Development Plan and Strategic Plan. The Initial Development Plan is attached hereto as Exhibit A and hereby delivered and agreed by GSK and POZEN. The Strategic Plan is attached hereto as Exhibit B and hereby delivered and agreed by GSK and POZEN.

2. Termination. The term of this Letter Agreement is the Term of the Agreement.

3. Miscellaneous. This Letter Agreement and any disputes arising hereunder will be governed by and construed in accordance with Article 13 of the Agreement. The terms of this Letter Agreement and the Exhibits hereto will be modified or amended only in accordance with Section 14.5 of the Agreement. This Letter will be assigned or transferred only in connection with an assignment of the Agreement and will be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto, in each case as provided in Section 14.2 of the Agreement. This Letter Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will constitute an original, but all of which taken together will form one and the same agreement.

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The parties hereto set forth their agreement with the terms and provisions of this Letter Agreement by signing below.

GLAXO GROUP LTD., D/B/A GLAXOSMITHKLINE

By:

Name:

Title:

Accepted and Agreed as of June 11, 2003:

POZEN INC.

By:

Name:

Title:

EXHIBIT A

MT400 STRATEGIC PLAN AND KEY COMMERCIAL OBJECTIVES

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EXHIBIT B

Initial Development Plan

MT400 is a [*                                                                                                                       *]. The goal of this plan is to register the product for the acute treatment of migraine.

The Development Timeline (including the overall plan and timings for completion of work) is shown in Figure 1. This timeline and plan is split into various elements of activity. The POZEN Development Activities (for which POZEN is responsible) are detailed in Section 1, and the GSK Development Activities (for which GSK is responsible) are detailed in Section 2.

The Pozen Development Timeline is the timeline associated with POZEN Development Activities and incorporated as part of the Development Timeline shown in Figure 1. The Formulation Development Timeline is the timeline associated with the GSK Development Activities and incorporated as part of the Development Timeline shown in Figure 1.

Figure 1

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1 POZEN DEVELOPMENT ACTIVITIES

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2 GSK DEVELOPMENT ACTIVITIES

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